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               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]

                                 April 27, 1998

Philips International Realty Corp.
417 Fifth Avenue

New York, New York  10016

          Re: Philips International Realty Corp., a Maryland corporation (the "Company") - Registration Statement on Form S-11 (Registration No. 333-47975) pertaining to Eight Million Two Hundred Eighty Thousand (8,280,000) shares of common stock, par value one cent ($.01) per share (the "Shares")
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Ladies and Gentlemen:

         In connection with the registration of the Shares under the Securities Act of 1933 as amended (the "Act"), by the Company on Form S-11 filed with the Securities and Exchange Commission (the "Commission") on or about March 13, 1998, as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         We have acted as special Maryland corporate counsel for the Company in connection with the matters described herein. In our capacity as special Maryland corporate counsel to the Company, we have reviewed and are familiar with proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for purposes of this opinion have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have relied upon certificates and advice from the officers of the Company upon which we believe we are justified in relying and on various certificates from, and documents recorded with, the State Department of Assessments and Taxation of Maryland (the "SDAT"), including the charter of the Corporation (the "Charter"), consisting of Articles of Incorporation filed with the SDAT on July 16, 1997, Articles of Amendment and Restatement filed with the SDAT on December 9, 1997, and Articles Supplementary filed with SDAT on December 30, 1997. We have also examined the Bylaws of the Company adopted as of September 30, 1997, and


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Philips International Realty Corp.
April 27, 1998
Page 2

amended and restated as of November 28, 1997 and April 14, 1998 (the "Bylaws") and resolutions of the Board of Directors of the Company adopted on or before the date of this letter and in full force and effect on the date of this letter; and such laws, records, documents, certificates, opinions and instruments as we deem necessary to render this opinion.

         We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons. We have also assumed that all certificates submitted to us are true and correct, both when made and as of the date hereof, and that none of the Shares will be issued and sold in violation of the provisions of Article VI of the Charter captioned "Restriction on Transfer, Acquisition and Redemption of Shares."

         Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter, the offering of the Shares has been authorized by the Board of Directors, and the Shares will, upon due authorization by the Board of Directors of the Company for issuance, and issuance and delivery in accordance with and subject to the terms and conditions described in the Registration Statement against payment of the purchase price therefore as determined by the Board of Directors of the Company thereof, be duly authorized, validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is part of the Registration Statement) entitled "Legal Matters."

         The opinions expressed herein are limited to the laws of the State of Maryland and we express no opinion concerning any laws other than the laws of the State of Maryland. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.

                                          Very truly yours,

                                          /s/ Ballard Spahr Andrews & Ingersoll
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